Filed Pursuant to Rule 433
Registration Statement No. 333-264388
April 8, 2024

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LEARN MOREMAX+/-3X Airline ETNs.$JETU $JETD +/-3X exchange traded notes. Amplify Your Instincts with MAX.+/-3X Airline ETNs. $JETU $JETD +/-3X Exchange Traded Notes. AMPLIFY YOUR INSTINCTS with MAX. Exchange traded notesMAX

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Trade! ±3X Airline ETNs.

Jet sound - Supers appear, "Fasten your seatbelts. Trade 3X Airline ETNs.


±3X

- ±3X revealed with plane coming in from side


±3X

- Plane goes through "3X"
Background music starts.


Exchange

- Side of frame closes in revealing airport graphic.


$JETU | $JETD
±3X Leverage
Exchange Traded Notes

- "$JETU $JETD ±3X Leverage Exchange traded notes"


Exchange

- Side transition opens from middle to reveal next frame.

"±3X Airline ETNs Now trading." Revealed on screen.- Disclaimer fades in.- MAX logo with tagline fades in.

MAX ETNs+/-3X leveraged AIRLINE exchange traded notes. $JETU $JETD Now trading! Amplify your trading instincts with MAX. Learn moreExchange Traded Notes